Exhibit 99.1

Aerohive Networks Announces Preliminary Fourth Quarter 2017 Financial Results

Schedules Earnings Conference Call for February 8

MILPITAS, CA — January 16, 2018 — Aerohive Networks™ (NYSE: HIVE) today announced preliminary results for the fourth quarter ended December 31, 2017.

•	Aerohive® expects net revenue for the fourth quarter to be approximately $37 million, which is below the Company’s previously stated guidance of $40 million to $42 million.

•	The Company expects non-GAAP gross margin to be between 67.5 percent and 68.5 percent, above the Company’s previously stated guidance of 66 percent to 67 percent. The Company expects gross margin to be between 67 percent and 68 percent on a GAAP basis.

•	On a non-GAAP basis, the Company expects to report positive operating margin and a modest non–GAAP operating profit, towards the high end of the Company’s previously stated guidance. On a GAAP basis, the Company expects net loss to be in the range of $3 million to $4 million, primarily related to stock-based compensation expense of $3 million to $4 million.

•	Aerohive increased its cash, cash equivalents and short-term investments by $12 million for the fiscal year and $3 million for the fourth quarter of 2017, excluding the impact in those periods of its share repurchase program.

As of the end of the fourth quarter of 2017, the Company’s cash, cash equivalents and short-term investments totaled $85 million.

“We delivered non-GAAP operating profitability in our fourth quarter, but were disappointed that our revenue was below our prior guidance,” stated David Flynn, President and Chief Executive Officer. “Following the change in our sales leadership at the end of our third quarter, we uncovered underlying sales execution issues which became fully apparent in the last month of the fourth quarter. We have taken actions to replace underperforming sales team members, and we believe that the new people we have been putting in place, combined with other actions, will enable us to capitalize on our improved product offering and exciting roadmap in 2018.”

During the fourth quarter of 2017, Aerohive achieved significant milestones:

•	Operationalized Dell OEM partnership;

•	Shipped new AP122X access point;

•	Released new SD-WAN product;

•	Received initial orders for 1,500-site, PCI-compliant, cloud-managed switching deployment;

•	Received $1.7 million order from Fortune 500 customer in Asia that the Company expects to ship in 2018.

In 2018, Aerohive expects to benefit from:

•	Growing Dell business through OEM partnership;

•	Strengthened solution based on mature HiveManager® NG product;

•	Growing distributed-enterprise and branch business based on new full-stack solution that adds SD-WAN to access switching and Wi-Fi products;

•	Delivering disruptive new AP form factor that will radically simplify enterprise Wi-Fi deployments and topologies;

•	Expanding hospitality presence by leveraging Connect offering, wall-plate AP, and MSP management features;

•	Capitalizing on transition to 802.11ax as frontrunner in delivering new 802.11ax access points.

These preliminary, unaudited results are based on management’s initial review of operations for the fiscal year and fourth quarter ended December 31, 2017 and remain subject to completion of the Company’s customary year-end and quarterly closing and review procedures.

There will not be a conference call in conjunction with this press release.

Fourth Quarter and Fiscal Year 2017 Conference Call to be held on February 8, 2018

Aerohive Networks will release final results for the fourth quarter and fiscal year ended December 31, 2017 in its regularly scheduled earnings release and conference call after the U.S. markets close on Thursday, February 8, 2018. The conference call and live webcast for analysts and investors will take place at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) that day. The call may be accessed by dialing 719-325-2170 and providing the passcode 1825507. A live and archived audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Aerohive operating performance and preliminary results for its fourth quarter and full year 2017; the Company’s expectations that it will be able to grow its Dell-related business through OEM partnership; the Company’s expectation that it will benefit from a strengthened solution based on a mature HiveManager NG product; the Company’s expectations that it will benefit from a growing distributed enterprise and branch business based on a new full-stack solution that adds SD-WAN to access switching and

Wi-Fi products; the Company’s expectation that it will benefit from delivering a disruptive new AP form factor that will simplify enterprise Wi-Fi deployments and topologies; the Company’s expectations regarding expanding its hospitality presence by leveraging its Connect offering, wall-plate AP, and MSP management features; and the Company’s expectation that it will be able to successfully capitalize on the transition to 802.11ax as a frontrunner in delivering new 802.11ax access points.

These forward-looking statements are based on current expectations and are subject to completion of the Company’s customary year-end and quarterly closing and review procedures. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of completion of these procedures. In addition, forward-looking statements in this press release are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: the Company’s ability to grow its Dell-related business through OEM partnerships; the Company’s ability to successfully sell new products and technologies, including a strengthened solution based on a mature HiveManager NG product and a new full-stack solution that adds SD-WAN to Access Switching and Wi-Fi products and new AP form factor that will simplify enterprise Wi-Fi deployments and topologies; the Company’s ability to capitalize on changing industry trends, including capitalizing on the transition to 802.11ax as a frontrunner in delivering new 802.11ax access points; the Company’s ability to expand its hospitality presence; the Company’s ability to continue to attract, integrate, retain and train skilled personnel, especially skilled R&D and sales personnel, in general and in specific regions; the Company’s ability to develop and expand its revenue opportunities and sales capacity and improve the effectiveness of its channel; the Company’s ability to improve its operating and sales execution, general demand for wireless networking in the industry verticals the Company targets or demand for Aerohive products in particular; unpredictable and changing market conditions and risks associated with the deployment, performance and adoption of the Company’s new products and services; competitive pressures from existing and new companies, including pricing pressures; changes in the mix and selling prices of the Company’s products; and general market, political, regulatory, economic and business conditions in the United States and internationally, as well as inherent uncertainties, risk and changes in circumstances.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s preliminary results for its fourth quarter of fiscal year 2017 reported in this press release include certain non-GAAP financial measures, including:

•	non-GAAP gross margin;

•	non-GAAP operating profit and non-GAAP operating margin;

The Company defines these non-GAAP financial measures to exclude share-based compensation.

The Company has included certain non-GAAP financial measures in this press release because the Company believes they are key measures which can be used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations, as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the expense related to stock-based compensation, which is an ongoing expense for the Company;

•	other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these and other limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable,

and secure platform delivers mobility without limitations. For our customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Milpitas, CA. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, or become a fan on our Facebook page.

“Aerohive” and “HiveManager” are registered trademarks and “Aerohive Networks” is a trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

Melanie Solomon

The Blueshirt Group

(408) 769-6720

ir@aerohive.com